UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 1, 2009

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In the Cano Petroleum, Inc. (the “Company”) Form 10-K/A filed on October 28, 2008 and Proxy Statement filed on December 3, 2008, the Company described that its Chairman of the Board and Chief Executive Officer, Jeff Johnson, had elected to forego (i) his January 1, 2009 annual 7% base salary increase and (ii) his monthly car allowance, both of which he was entitled to pursuant to his employment agreement.  Mr. Johnson and the Company executed a Temporary Waiver of Benefits setting forth that Mr. Johnson was foregoing these benefits until June 30, 2009.  A copy of the Temporary Waiver of Benefits is attached hereto as Exhibit 10.1.  In the Form 10-Q for the quarter ended December 31, 2008, the Company filed an incorrect version of the Temporary Waiver of Benefits with the waiver lasting until October 28, 2009.  Based on the actual agreement that Mr. Johnson and the Company signed, the Temporary Waiver of Benefits ended on June 30, 2009 with Mr. Johnson’s annual base salary for the second half of calendar 2009 being $545,145 and his car allowance being reinstated.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibits

10.1                                          Temporary Waiver of Benefits by and between Cano Petroleum, Inc. and S. Jeffrey Johnson effective as of October 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: July 8, 2009
	By:	/s/ Benjamin Daitch
Benjamin Daitch
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Temporary Waiver of Benefits by and between Cano Petroleum, Inc. and S. Jeffrey Johnson effective as of October 28, 2008.